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                                                                   EXHIBIT 10.22

                               FIRST AMENDMENT TO
                  AGREEMENT CONCERNING BENEFITS UPON SEVERANCE

         First Amendment dated April 25, 1993 to that certain Agreement Concerning Benefits Upon Severance (the "Agreement") dated as of September 1, 1990 between Beverly Enterprises, Inc., a Delaware corporation (the "Company") and Ronald C. Kayne (the "Executive").

         WHEREAS, the Company has requested that the Executive relocate from Fort Smith, Arkansas to Boulder, Colorado to take full-time charge of the operations of the Pharmacy Corporation of America as the President of that corporation, which is a wholly-owned subsidiary of the Company.

         WHEREAS, the Executive has retained his title as Executive Vice President of the Company, even though the specific duties relative to administration are no longer assigned to him, and the Executive will function primarily as President of Pharmacy Corporation of America ("PCA").

         WHEREAS, the Executive moved back to Boulder, Colorado from Fort Smith, Arkansas in May, 1991, as requested by the Company.

         WHEREAS, the Executive and the Company desire to amend the Agreement to reflect these changes.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. The Company and the Executive agree that the Executive will be compensated fully for the costs of his move from Fort Smith, Arkansas to Boulder, Colorado pursuant to the relocation policies of the Company. In full settlement of the Company's entire obligation pursuant to said relocation policies, Executive shall be paid the sum of Seventy-Nine Thousand Two Hundred Nineteen Dollars ($79,219) which shall be Executive's to keep irrespective of the actual costs of his removal to Colorado.

         The following language is hereby deleted from Paragraph 2(a) of the
Agreement:

                 "The Executive shall also be reimbursed by the Company for any reasonable relocation expenses incurred by the Executive in not more than one move to a location which is more than fifty (50) miles from Fort Smith, Arkansas and within the continental United States within 12 months after the date of his termination or election, such reimbursement to be in accordance with the Company's general relocation policy, as it may be amended from time to time during the course of this Agreement."

         2. The last sentence of Paragraph 3 of the Agreement, beginning with the phrase "A "Material Change" . . . and ending with the phrase . . . of the Company." is hereby deleted from the Agreement. The following language is substituted in place thereof:
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                 "A "Material Change" in the terms of employment of the
         Executive shall be deemed to have taken place if : (i) the Executive's duties are materially changed or reduced from those in effect on the date hereof, with Executive serving as an Executive Vice President of the Company and as President of PCA, the Company's wholly-owned subsidiary, and with the Executive working out of PCA's headquarters in Boulder, Colorado, without the Executive's consent; or (ii) the Executive's salary is reduced (other than pursuant to a uniform reduction applicable to all Executives of the Company). The Executive's voluntary termination of his employment with the Company which would entitle him to all severance benefits described in Section 2(a) hereof in the event of a "Change in Control" of the Company or in the event of a "Material Change" in the terms of employment of the Executive must occur within ninety (90) days of the date of the occurrence giving Executive the right to voluntarily terminate and receive the benefits of this Agreement."

         3. Executive hereby agrees to the changes in his terms of employment which have been described in the recital paragraphs and Paragraph 2 of this First Amendment.

         Except as expressly amended or modified herein, the terms and conditions of the Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above set forth.


BEVERLY ENTERPRISES, INC.                 EXECUTIVE
a Delaware corporation


By /s/ DAVID R. BANKS                     /s/ RONALD C. KAYNE
   David R. Banks                         Ronald C. Kayne
   Chairman, President and                3000 Puma
   Chief Executive Officer                Estes Park, CO 80517


By /s/ ROBERT W. POMMERVILLE
   Robert W. Pommerville
   Senior Vice President, General
   Counsel and Secretary

1200 South Waldron Road, Suite 155
Fort Smith, AR 72903
Attention:   President or Chairman
             of the Board of Directors





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